Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-236623 and 333-236658) and Form S-8 (Nos. 333-226394, 333-205099, 333-193690 and 333-256556) of ONE Gas, Inc. of our report dated February 24, 2022, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Tulsa, Oklahoma
February 24, 2022